UNITED STATES

SECURITIES AND EXCHANGE COMMISSION,

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Idaho	001-34055	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, ID

83814

(Address of principal executive offices)

(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

The press release attached as Exhibit 99.1 hereto is incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Timberline Resources Corporation (the “Company”) on a Form 8-K filed on March 11, 2008, Douglas Kettle and David Deeds, President and CEO, respectively, of our subsidiary Kettle Drilling, Inc. (“Kettle Drilling”), have resigned effective May 15, 2008.

As previously announced in the Form 8-K filed on March 11, 2008, under the terms of the agreement in place between the Company and Mr. Kettle and Mr. Deeds, Mr. Kettle and Mr. Deeds will each receive a cash severance amount of $600,000 at the time of their resignation, an additional cash severance of $300,000 paid out over installments during 2008, the balance of their 2007 bonuses amounting to $135,822 each, and the Company will repurchase the 4,700,000 shares of Series A Preferred Stock held by Mr. Kettle and Mr. Deeds for an aggregate price of $10.0 million.

As of May 21, 2008, the Company has paid the cash severance amount of $600,000 and the 2007 bonus amount of $135,822 to each of Mr. Kettle and Mr. Deeds.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Timberline Resources Corporation

Date: May 21, 2008	By: /s/ Randal Hardy
Randal Hardy
Chief Executive Officer, Chief Financial Officer and Director